Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

GRAB HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, par value $0.000001 per share	457(c)	76,247,666(2)	US$2.58(4)	US$196,718,978.28	$0.0000927	US$18,235.85

Fees to Be Paid	Equity	Warrants to purchase Class A Ordinary Shares	457(c), 457(f)(1) and 457(f)(3)	50,000(3)	—	—	—	—

	Equity	Class A Ordinary Shares issuable upon the exercise of the Warrants	457(c), 457(f)(1) and 457(f)(3)	50,000	US$11.92(5)	US$596,000	$0.0000927	US$55.25

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					US$197,314,978.28		US$18,291.10

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							US$18,291.10

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional Class A Ordinary Shares that may be issued to prevent dilution from share splits, share dividends or similar transactions that could affect the Class A Ordinary Shares to be offered by the Selling Securityholders.

(2)

Represents the resale of up to 76,247,666 Class A ordinary shares, par value $0.000001 per share (“Class A Ordinary Shares”), of Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL” or the “Company”) by the selling securityholders named in this registration statement.

(3)	Represents the resale of 50,000 Warrants by Richard N. Barton.
(4)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high sales price ($2.67) and low sales price ($2.49) of the Class A Ordinary Shares as reported on NASDAQ on May 11, 2022, a date within five business days prior to the filing of this registration statement.

(5)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) the sum of (A) $0.42 (rounded up from the average of the high ($0.46) and low ($0.365) prices of the Public Warrants as reported on NASDAQ on May 11, 2022) and (B) $11.50, the exercise price of the Warrants, resulting in a combined maximum offering price per warrant of $11.92, multiplied by (ii) the applicable number of Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the underlying Class A Ordinary Shares and those Class A Ordinary Shares are included in the registration fee.